UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2011 (March 19, 2011)

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 300 Long Beach, California	90806
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (562) 733-5100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Directors or Principal Officers.

On March 19, 2011, Thomas M. Herzog, Executive Vice President—Chief Financial Officer of HCP, Inc. (the “Company”), and the Company entered into a Separation, Consulting and General Release Agreement (the “Separation Agreement”) pursuant to which Mr. Herzog submitted his resignation from his position at the Company effective May 15, 2011 (the “Separation Date”) to pursue new opportunities and business challenges within the real estate industry. In order to facilitate an orderly transition, Mr. Herzog has agreed to provide certain consulting services to the Company until February 15, 2012.

Under the Separation Agreement, Mr. Herzog will receive the following consideration for consulting services provided to the Company for the nine month period following the Separation Date (the “Consulting Term”): (1) a consulting fee of $75,000 per month payable in semi-monthly installments during the Consulting Term and (2) a bonus in the amount of $300,000, payable at the end of the Consulting Term and conditioned upon his execution and non-revocation of a supplemental release to be entered into with the Company.  In addition, Mr. Herzog will also receive the following additional consideration under the Separation Agreement: (1) a lump sum cash payment of $1,675,000 following the Separation Date; (2) a lump sum cash payment of $50,000 to reimburse Mr. Herzog for the estimated premiums for 24 months of COBRA continuation coverage; (3) a lump sum cash payment following the Separation Date equal to the portion of his account under the Company’s 401(k) plan (including, without limitation, any 401(k) matching contributions), if any, that has not become vested under the terms of such plan as of the Separation Date; and (4) continued directors’ and officers’ insurance coverage for six years following the Separation Date under the Company’s existing or successor policy. Any Company stock options, restricted stock or other equity or equity-related compensation previously granted to Mr. Herzog that are not vested as of the Separation Date will be cancelled. Mr. Herzog will also receive a lump sum cash payment of $100,000 following the Separation Date in consideration of his providing the Company an ADEA release.

The foregoing description of certain provisions of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 21, 2011, the Company issued a press release, attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the resignation of Mr. Herzog.  The information set forth in this Item 7.01 of this Current Report on Form 8-K, including the text of the press release, attached as Exhibit 99, hereto, is being furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are being filed herewith:

No.	Description

10.1	Separation, Consulting and General Release Agreement, dated March 19, 2011, by and between HCP, Inc. and Thomas M. Herzog.

99.1*	Text of the Press Release dated March 21, 2011.

*

Exhibit 99.1 is being furnished to the SEC pursuant to Item 7.01 and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HCP, INC.
(Registrant)

	By:	/s/ J. Alberto Gonzalez-Pita
J. Alberto Gonzalez-Pita
Executive Vice President, General Counsel and Corporate Secretary

Dated: March 21, 2011

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Exhibit Index

No.	Description

10.1	Separation, Consulting and General Release Agreement, dated March 19, 2011, by and between HCP, Inc. and Thomas M. Herzog.

99.1*	Text of the Press Release dated March 21, 2011.

*

Exhibit 99 is being furnished to the SEC pursuant to Item 7.01 and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

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